Special Meeting of Shareholders.

A Special Meeting of Shareholders of the Trust (the "Special Meeting") was held on August 17, 2005, pursuant to notice duly given to all shareholders of record at the close of business on June 20, 2005. At the Special Meeting, shareholders were asked to approve new Investment Advisory Agreements between the Trust, on behalf of each Portfolio and Weston Financial Group, Inc. The shareholders of each Portfolio voted to approve the new Investment Advisory Agreement. The results of the shareholder vote were as follows:


        -------------------------------------------------------------------------------------------------------
                                  FOR            AGAINST                         BROKER
          NAME OF SERIES          THE              THE                             NON-
                              RESOLUTION        RESOLUTION        ABSTAIN         VOTES           TOTAL
        -------------------------------------------------------------------------------------------------------
        New
        Century                4,513,615          11,992           10,593           0          4,536,200
        Capital
        Portfolio
        -------------------------------------------------------------------------------------------------------
        New
        Century                3,642,177           6,611           11,931           0          3,660,719
        Balanced
        Portfolio
        -------------------------------------------------------------------------------------------------------
        New
        Century                  430,789               0                0           0            430,789
        Aggressive
        Portfolio
        -------------------------------------------------------------------------------------------------------
        New
        Century                2,108,760               0            3,275           0          2,112,035
        International
        Portfolio
        -------------------------------------------------------------------------------------------------------
        New
        Century                4,048,647               0            7,642           0          4,056,289
        Alternative
        Strategies
        Portfolio
        -------------------------------------------------------------------------------------------------------